Exhibit 10.9

AIRCRAFT TIME SHARING AGREEMENT

This AIRCRAFT TIME SHARING AGREEMENT (the “Agreement”) is made and entered into as of this 16th day of April, 2014, between Moelis & Company Group LP, a Delaware limited partnership (“Provider”), and Kenneth D. Moelis (“Recipient”).

In consideration of the mutual promises, agreements, covenants, warranties, representations and provisions contained herein, the parties agree as follows:

1.                                           Time Sharing of the Aircraft. Subject to the terms and conditions of this Agreement, Provider may from time to time provide Recipient with transportation services on a non-exclusive basis using Provider’s aircraft identified as a Dassault Aviation model Falcon 2000 aircraft, Registration Number N711PE, Serial Number 105 (the “Aircraft”). This Agreement is intended to be a time sharing agreement within the meaning of 14 C.F.R. Section 91.501(c)(1).

2.                                           Term. The term of this Agreement (the “Term”) will commence on the date of this Agreement and end on December 31, 2015 (the “Expiration Date”). The Expiration Date (as it may be extended) will be automatically extended by succeeding one year periods if neither party has given notice of non-renewal to the other at least 30 days before the then Expiration Date. Notwithstanding anything to the contrary in this section 2, either party may terminate this Agreement on 30 days’ notice, provided that such party is not then in default.

3.                                           Delivery to Recipient. Upon the request of Recipient, subject to the availability of the Aircraft as determined by Provider, Provider will make the Aircraft available to Recipient at such location as Recipient may reasonably request. Recipient acknowledges that Provider currently bases the Aircraft at Van Nuys Airport, Van Nuys, California (the “Base”).

4.                                           Reimbursement.

(a)                            Recipient will pay to Provider, for Recipient’s flights of the Aircraft during the Term, the following amounts (referred to collectively as “Reimbursement”) within 30 days of receipt of an invoice from Provider or its representative with respect to such flights:

(i)                                     twice the cost of the fuel, oil and other additives consumed;

(ii)                                  all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight;

(iii)                               all expenses for in-flight food and beverages;

(iv)                              all expenses for flight planning and weather contract services; and

(v)                                 all travel expenses for pilots, including food, lodging and ground transportation.

(b)                            Recipient will be responsible for arranging and paying for all passenger ground transportation and accommodation in connection with Recipient’s flights of the Aircraft.

(c)                             For the sake of clarification, flights to ferry the Aircraft to the delivery location specified by Recipient pursuant to section 3, and flights to return the Aircraft to the Base or such other location as the parties agree pursuant to section 5, will be deemed to be flights of the Aircraft by Recipient.

5.                                           Return to Base. On the Expiration Date and, unless Provider agrees to the contrary, upon the conclusion of each flight of the Aircraft by Recipient under this Agreement, the Aircraft will be returned to the Base or such other location as Provider and Recipient may agree.

6.                                           Flights of the Aircraft.

(a)                            Recipient acknowledges that its discretion in determining the origin and destination of flights under this Agreement will be subject to the following limitations: (i) such origin and destination, and the routes to reach such origin and destination, are not within or over (A) an area of hostilities, (B) an area excluded from coverage under the insurance policies maintained by Provider with respect to the Aircraft or (C) a country or jurisdiction for which exports or transactions are subject to specific restrictions under any United States export or other law or United Nations Security Council Directive, including without limitation, the Trading With the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq. and the Export Administration Act, 50 U.S.C. App. Sections 2401 et seq.; and (ii) in the judgment of Provider, the safety of flight is not jeopardized.

(b)                            Recipient acknowledges that, if, in the opinion of Provider (including its pilot-in-command), flight safety may be jeopardized, Provider may terminate a flight or refuse to commence it without liability for loss, injury or damage occasioned by such termination or refusal. Recipient acknowledges that Provider will not be liable for any loss, damage, cost or expense arising from or related to, directly or indirectly, any delay, cancellation or failure to furnish any transportation pursuant to this Agreement, including, without limitation, when caused by government regulation, law or authority, mechanical difficulty or breakdown, war, civil commotion, strikes or other labor disputes, weather conditions, acts of God, public enemies or any other cause beyond Provider’s control.

(c)                             Recipient will not obtain compensation from any person for transportation on the Aircraft.

(d)                            Recipient acknowledges that (i) the Aircraft is owned by Moelis & Company Manager LLC (“Owner”) and is leased to Provider pursuant to a Lease dated as of March    , 2014 (the “Lease”) and (ii) the rights of Recipient in and to the Aircraft are subject and subordinate to all terms of the Lease, including the rights of Owner to inspect and take possession of the Aircraft from time to time in accordance with the Lease and applicable law. Accordingly, Recipient (i) waives any right that it might have to any notice of the intention of Owner to inspect, take possession of or exercise any other right or remedy in respect of the Aircraft under the Lease, (ii) waives, as against Owner all rights to any set-off, defense, counterclaim or cross-claim that it may hold against Provider and (iii) acknowledges that, this Agreement will terminate upon the termination or expiration of the Lease.

Recipient acknowledges that Owner has not made any warranty or representation. either express or implied, as to the design, compliance with specifications, operation or condition of, or as to the quality of the material, aircraft or workmanship in, the Aircraft or any component thereof delivered to Provider, and Owner does not make any warranty of merchantability or fitness of the Aircraft or any component thereof for any particular purpose or as to title to the Aircraft or components thereof, or any other representation or warranty, express or implied, with respect to the Aircraft or components thereof.

7.                                           Operation and Maintenance Responsibilities of Provider. As between Provider and Recipient, Provider will be in operational control of the Aircraft and will be solely responsible for the operation and maintenance of the Aircraft.

8.                                           Taxes. Recipient will pay to Provider any federal excise taxes applicable to Recipient’s flights, or Recipient’s payment for Recipient’s flights, of the Aircraft.

9.                                           Insurance. Provider will maintain in effect at its own expense throughout the Term, insurance policies containing such provisions and providing such coverages as Provider deems appropriate. All insurance policies will (a) name Recipient as an additional insured, (b) not be subject to any offset by any other insurance carried by Provider or Recipient, (c) contain a waiver by the insurer of any subrogation rights against Recipient, (d) insure the interest of Recipient, regardless of any breach or violation by Provider or of any other person (other than is solely attributable to the gross negligence or willful misconduct of Recipient) of any warranty, declaration or condition contained in such policies, and (e) include a severability of interests endorsement providing that such policy will operate in the same manner (except for the limits of coverage) as if there were a separate policy covering each insured.

10.                                    Damage. Recipient will pay, or at Provider’s election, will reimburse Provider for, the repair, replacement or cleaning of any part or equipment of the Aircraft damaged by Recipient or Recipient’s guests. For the sake of clarification, damage includes stained or torn upholstery or interior finishings, broken furniture or equipment or broken tableware.

11.                                    General Provisions

(a)                            Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the construction or interpretation of this Agreement.

(b)                            Tense and Case. Throughout this Agreement, as the context may require, references to any word used in one tense or case will include all other appropriate tenses or cases.

(c)                             Including. The words “include”, “including” and variations thereof are not terms of limitation and will be deemed in each case to be followed by the phrase “without limitation.”

(d)                            Partial Invalidity. If any provision of this Agreement, or the application thereof to any person, place or circumstance, is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, then such provision will be enforced to the extent that it is not illegal, invalid, unenforceable or void, and the remainder of this Agreement, as well as such provision as applied to other persons, will remain in full force and effect.

(e)                             Waiver. With regard to any power, remedy or right provided in this Agreement or otherwise available to either party, (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party, (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence, and (iii) waiver by either party of the time for performance of any act or condition hereunder does not constitute waiver of the act or condition itself.

(f)                              Notices. Any notice or other communication required or permitted under this Agreement will be in writing and be deemed duly given upon actual receipt when delivered personally, by mail, by a courier service that provides delivery receipts, or by facsimile (provided notices received on a non-business day, or after 5 p.m. on a business day, each as determined in the location of the recipient, will be deemed received on the next business day). Notices will be addressed as specified in writing by the relevant party from time to time, which initially is as follows:

To Recipient at:	Kenneth D. Moelis
c/o Moelis & Company
1999 Avenue of the Stars, Suite 1900
Los Angeles, CA 90067
Fax: +1-310-443-8700
Tel.: +1-310-443-2300

To Provider at:	Moelis & Company Group LP
1999 Avenue of the Stars, Suite 1900
Los Angeles, CA 90067
Fax: +1-310-443-8700
Tel.: +1-310-443-2300

No objection may be made to the manner of delivery of any notice or other communication in writing actually received by a party.

(g)                             California Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, regardless of the choice of law provisions of California or any other jurisdiction.

(h)                            Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement and supersedes any prior or contemporaneous agreements, representations and understandings, whether written or oral, of or between the parties with respect to the subject matter of this Agreement. There are no representations, warranties, covenants, promises or undertakings, other than those expressly set forth or referred to herein.

(i)                                Amendment. This Agreement may be amended only by a written agreement signed by both parties.

(j)                               Binding Effect; Assignment. This Agreement will be binding on, and will inure to the benefit of, the parties and their respective successors and assigns; provided, however, that Recipient may not assign any of its rights under this Agreement, and any such purported assignment will be null, void and of no effect.

(k)                            Attorneys’ Fees. Should any action (including any proceedings in a bankruptcy court) be commenced between the parties or their representatives concerning any provision of this Agreement or the rights of any person or entity under this Agreement, solely as between the parties or their successors, the party or parties prevailing in such action as determined by the court will be entitled to recover from the other party all of its costs and expenses incurred in connection with such action (including, without limitation, fees, disbursements and expenses of attorneys and costs of investigation).

(l)                                Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other remedies.

(m)                        No Third Party Rights. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to this Agreement and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor will any provision give any third person any right of subrogation or action over or against any party to this Agreement.

(n)                            Counterparts. This Agreement may be executed in one or more counterparts, each of which independently will be deemed to be an original, and all of which together will constitute one instrument.

(o)                            Limitation of Liability. Recipient will rely solely on the insurance maintained by Provider described in section 9 for coverage of any liability for claims by him, his guests or third parties for any liability for property damage or bodily or personal injury arising from Recipient’s flights of the Aircraft. Further, Recipient will not enforce any judgment against Provider for property damage or bodily or personal injury arising in connection with Provider’s performance of this Agreement in excess of the coverage of Provider’s insurance policies described in section 9. Each party waives any and all claims, rights and remedies against the other party, whether express or implied, or arising by operation of law or in equity, for any punitive, exemplary, indirect, incidental or consequential damages whatsoever that may arise out of this Agreement, whether or not such party was or should have been aware of the possibility of such damage.

(p)                            Expenses. Each party will bear all of its own expenses in connection with the negotiation, execution and delivery of this Agreement.

(q)                            Relationship of the Parties. Nothing contained in this Agreement will in any way create any association, partnership, joint venture, or principal-and-agent relationship between the parties hereto or be construed to evidence the intention of the parties to constitute such.

(r)                               Survival. All representations, warranties, covenants and agreements, set forth in sections 4, 5, 6, 8, 10 and 11 will survive the expiration or termination of this Agreement. The termination of this Agreement will not affect the obligation of Recipient to pay Provider all accrued and unpaid Reimbursement and all other accrued and unpaid amounts due hereunder.

12.                               Truth-In-Leasing

(a)                                 THE PARTIES HAVE REVIEWED THE AIRCRAFT’S MAINTENANCE RECORDS AND OPERATING LOGS AND HAVE FOUND THAT, DURING THE PRECEDING TWELVE MONTHS, OR, IF SHORTER, THE PERIOD FROM THE DATE OF DELIVERY OF THE AIRCRAFT FROM THE MANUFACTURER, THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91. RECIPIENT ACKNOWLEDGES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

(b)                                 RECIPIENT ACKNOWLEDGES THAT PROVIDER IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT FOR FLIGHTS UNDER THIS AGREEMENT. EACH OF PROVIDER AND RECIPIENT CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(c)                                  RECIPIENT UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the day and year first written above.

PROVIDER		RECIPIENT

Moelis & Company Group LP,
a Delaware limited partnership
By: Moelis & Company Group GP LLC

By:	/s/ Osamu Watanabe	By:	/s/ Kenneth D. Moelis
	Osamu Watanabe		Kenneth D. Moelis
General Counsel